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[Lincoln Financial Group(R) LOGO]                                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                                          Service Office: PO Box 21008, Greensboro, NC 27420-1008

VUL/SVUL ALLOCATIONS

1a.  Name of Proposed Insured A (FIRST, MIDDLE INITIAL & LAST)   1b.  Name of Proposed Insured B (FIRST, MIDDLE INITIAL & LAST)

     _________________________________________________________        _________________________________________________________

1c.  Name of Owner (PROVIDE FULL LEGAL NAME)                     1d.  Phone Number of Owner (INCLUDE AREA CODE)

     _________________________________________________________        _________________________________________________________

2.   AUTOMATIC REBALANCING This service is not available if Dollar Cost Averaging is selected. (IF A BOX IS NOT CHECKED, AUTOMATIC
     REBALANCING WILL NOT BE PROVIDED AT ISSUE.)
     |_|  Quarterly   |_|  Semi-Annual   |_|  Annual

3.   PREMIUM PAYMENT ALLOCATIONS The Allocations elected below will be used for INITIAL and FUTURE premium payments and Automatic
     Rebalancing. ALLOCATION to any one line must be 1% or more. Use whole percentages only. Grand Total of all allocations made in this section must equal 100%. Refer to Section 4 for Dollar Cost Averaging Allocations.

        FIXED ACCOUNT Transfer(s) from the Fixed Account may be subject to limitations in timing or amount. See the Product
        Prospectus for any such limitations. If DCA is elected, this is the target allocation after the DCA period ends.

[AMERICAN FUNDS INSURANCE SERIES(AFIS)]

        [Asset Allocation Fund (Class 2)
        Blue Chip Income and Growth Fund (Class 2)
        Bond Fund (Class 2)
        Cash Management Fund* (Class 2)
        Global Bond Fund (Class 2)
        Global Discovery Fund (Class 2)
        Global Growth Fund (Class 2)
        Global Growth and Income Fund (Class 2)
        Global Small Capitalization Fund (Class 2)
        Growth Fund (Class 2)
        Growth-Income Fund (Class 2)
        High-Income Bond Fund (Class 2)
        International Fund (Class 2)
        New World Fund (Class 2)
        U.S. Government/AAA-Rated Securities Fund (Class 2)]
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NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED
ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.


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4.   DOLLAR COST AVERAGING (DCA) PROGRAM If DCA is elected, a Premium Payment Allocation must be made to the Money Market Fund or
     Fixed Account (IF AVAILABLE FOR PRODUCT, SEE PRODUCT PROSPECTUS). DCA transfers will continue for the period applicable/
     selected below until the Money Market or Fixed Account is exhausted or the Program is terminated, whichever occurs earlier.

4a.  Account to DCA from (CHECK ONE):

     |_|  Fixed Account (IF AVAILABLE, SEE PRODUCT PROSPECTUS)

     |_|  Money Market Fund

4b.  DCA Period (CHECK ONE):          |_|  12 Months (OR 4 QUARTERS)  |_|  24 Months (OR 8 QUARTERS)

4c.  DCA Transfer Option (CHECK ONE): |_|  $_______________ Monthly   |_|  $_______________ Quarterly
        NOTE: THIS IS INDEPENDENT OF THE PREMIUM FREQUENCY SELECTED.

4d.  DOLLAR COST AVERAGE ALLOCATIONS: Allocation to any one line must be 1% or more. Use whole percentages only. Grand Total of all allocations made in this section of the application must equal 100%.

[AMERICAN FUNDS INSURANCE SERIES (AFIS)]

        [Asset Allocation Fund (Class 2)
        Blue Chip Income and Growth Fund (Class 2)
        Bond Fund (Class 2)
        Cash Management Fund* (Class 2)
        Global Bond Fund (Class 2)
        Global Discovery Fund (Class 2)
        Global Growth Fund (Class 2)
        Global Growth and Income Fund (Class 2)
        Global Small Capitalization Fund (Class 2)
        Growth Fund (Class 2)
        Growth-Income Fund (Class 2)
        High-Income Bond Fund (Class 2)
        International Fund (Class 2)
        New World Fund (Class 2)
        U.S. Government/AAA-Rated Securities Fund (Class 2)]
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*    DCA FROM THE MONEY MARKET FUND TO THE MONEY MARKET FUND NOT ALLOWED. The
     Cash Management Fund is referred to as the Money Market Fund in the life insurance policy.


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5.   NO LAPSE PROVISION - See the Product Prospectus for details of the No-Lapse Provision. This Provision is not available with
     Death Benefit Option 3. Availability varies by state and/or product.
          Age 100 No-Lapse Provision? |_|  YES  |_|  NO

6.   TRANSFER AUTHORIZATION

6a.  I/We authorize telephone transfer instruction for: |_|  Myself/Ourselves   |_|  Registered Representative/Agent

6b.  I/We authorize internet transfer instructions for: |_|  Myself/Ourselves   |_|  Registered Representative/Agent

I/We acknowledge that neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a transfer if the Company or such other person acted upon a transfer instruction in good faith in reliance on this authorization.

7.   CLIENT DIRECTED MONTHLY DEDUCTIONS

     Monthly insurance and administrative charges will be deducted from the Fixed Account and/or variable Sub-Accounts on a pro rata basis unless the box is checked below (not available on all VUL products):

     |_|  Deduct all charges from these designated funds (up to 5):
          ____________________________________
          ____________________________________
          ____________________________________
          ____________________________________
          ____________________________________

8.   SIGNATORY SECTION

     Signed in ___________________________________________, this _________ day of ________________________ ______________________
                                 (state)                                                    (month)                 (year)


----------------------------------------------------------------  ---------------------------------------------------------------
SIGNATURE OF APPLICANT/OWNER/TRUSTEE (If other than Proposed      SIGNATURE OF APPLICANT/OWNER/TRUSTEE (If other than Proposed
Insured)                                                          Insured)
(Provide Officer's Title if policy is owned by a Corporation)     (Provide Officer's Title if policy is owned by a Corporation)

I declare that I have reviewed each of these items with the Owner.


----------------------------------------------------------------  ---------------------------------------------------------------
SIGNATURE OF LICENSED AGENT, BROKER OR REGISTERED REPRESENTATIVE  NAME OF LICENSED AGENT, BROKER OR REGISTERED REPRESENTATIVE
                                                                  (Please Print)
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